Exhibit 8.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

October 28, 2004

NRG Energy, Inc.
and the Guarantors set forth on Exhibit A
901 Marquette Avenue
Suite 2300
Minneapolis, Minnesota 55402

Re:	Registration Statement on Form S-4 (Registration No. 333-)

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $1,725,000,000 in aggregate principal amount of the Issuer’s 8% Second Priority Senior Secured Notes due 2013, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333- ) as filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

     You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement. Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption “Certain Federal Income Tax Consequences — United States Holders — Exchange Offer.”

     The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the “IRS”) contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

     Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement under the caption “Certain Federal Income Tax Consequences — United States Holders - Exchange Offer.”

NRG Energy, Inc.
October 28, 2004

     We hereby consent to the filing of this opinion with the commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

Exhibit A

Guarantors

Arthur Kill Power LLC
Astoria Gas Turbine Power LLC
Berrians I Gas Turbine Power LLC
Big Cajun II Unit 4 LLC
Capistrano Cogeneration Company
Chickahominy River Energy Corp.
Commonwealth Atlantic Power LLC
Conemaugh Power LLC
Connecticut Jet Power LLC
Devon Power LLC
Dunkirk Power LLC
Eastern Sierra Energy Company
El Segundo Power II LLC
Hanover Energy Company
Huntley Power LLC
Indian River Operations Inc.
Indian River Power LLC
James River Power LLC
Kaufman Cogen LP
Keystone Power LLC
Louisiana Generating LLC
MidAtlantic Generation Holding LLC
Middletown Power LLC
Montville Power LLC
NEO California Power LLC
NEO Chester-Gen LLC
NEO Corporation
NEO Freehold-Gen LLC
NEO Landfill Gas Holdings Inc.
NEO Power Services Inc.
NEO Tajiguas LLC
Northeast Generation Holding LLC
Norwalk Power LLC
NRG Affiliate Services Inc.
NRG Arthur Kill Operations Inc.
NRG Asia-Pacific, Ltd.
NRG Astoria Gas Turbine Operations Inc.
NRG Bayou Cove LLC
NRG Cabrillo Power Operations Inc.
NRG Cadillac Operations Inc.
NRG California Peaker Operations LLC
NRG Central U.S. LLC
NRG Connecticut Affiliate Services Inc.

NRG Devon Operations Inc.
NRG Dunkirk Operations Inc.
NRG Eastern LLC
NRG El Segundo Operations Inc.
NRG Huntley Operations Inc.
NRG International LLC
NRG Kaufman LLC
NRG Mesquite LLC
NRG MidAtlantic Affiliate Services Inc.
NRG MidAtlantic Generating LLC
NRG MidAtlantic LLC
NRG Middletown Operations Inc.
NRG Montville Operations Inc.
NRG New Jersey Energy Sales LLC
NRG New Roads Holdings LLC
NRG North Central Operations Inc.
NRG Northeast Affiliate Services Inc.
NRG Northeast Generating LLC
NRG Norwalk Harbor Operations Inc.
NRG Operating Services, Inc.
NRG Oswego Harbor Power Operations Inc.
NRG Power Marketing Inc.
NRG Rocky Road LLC
NRG Saguaro Operations Inc.
NRG South Central Affiliate Services Inc.
NRG South Central Generating LLC
NRG South Central Operations Inc.
NRG West Coast LLC
NRG Western Affiliate Services Inc.
Oswego Harbor Power LLC
Saguaro Power LLC
Somerset Operations Inc.
Somerset Power LLC
South Central Generation Holding LLC
Vienna Operations Inc.
Vienna Power LLC